FCPT Announces Second Quarter 2026 Financial and Operating Results

MILL VALLEY, CA – July 29, 2026 / Business Wire – Four Corners Property Trust, Inc. (“FCPT” or the “Company”, NYSE: FCPT) today announced financial results for the three and six months ended June 30, 2026.

Management Comments

“FCPT delivered strong results in the second quarter of 2026 and, through July, has already surpassed its prior record for total annual investment in a single calendar year,” said Bill Lenehan, Chief Executive Officer. “During July, we completed the largest single investment in the Company’s history with the acquisition of The Mission Pet Health portfolio, which includes 102 buildings for an aggregate purchase price of $268 million. The transaction represents an important diversification milestone, as FCPT has now acquired more than 1,000 properties since founding and reduced our Darden exposure to approximately 41% of total rent. We also successfully refinanced and upsized our credit facility at attractive rates while broadening our lending syndicate to support future growth. With a fully undrawn $350 million revolver, FCPT remains well positioned to pursue its growth objectives.”

Rent Collection Update

As of June 30, 2026, the Company has received rent payments representing 99.7% of its portfolio contractual base rent for the quarter ending June 30, 2026.

Financial Results

Rental Revenue and Net Income Attributable to Common Shareholders

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Rental revenue for the second quarter increased 8.0% over the prior year to $70.0 million. Rental revenue consisted of $70.0 million in cash rents and less than $10 thousand of combined straight-line and other non-cash rent adjustments.

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Net income attributable to common shareholders was $30.0 million for the second quarter, or $0.27 per diluted share. These results compare to net income attributable to common shareholders of $27.9 million for the same quarter in the prior year, or $0.28 per diluted share.

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Net income attributable to common shareholders was $60.3 million for the six months ended June 30, 2026, or $0.55 per diluted share. These results compare to net income attributed to common shareholders of $54.1 million for the same six-month period in 2025, or $0.54 per diluted share.

Adjusted Funds from Operations (AFFO)

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AFFO per diluted share for the second quarter was $0.45, representing 1.4% growth compared to the same quarter in 2025.

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AFFO per diluted share for the six months ended June 30, 2026 was $0.90, representing 2.4% growth compared to the same six-month period in 2025.

Funds from Operations (FFO)

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NAREIT-defined FFO per diluted share for the second quarter was $0.42, representing flat results compared to the same quarter in 2025.

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NAREIT-defined FFO per diluted share for the six months ended June 30, 2026 was $0.84, representing 2.2% growth compared to the same six-month period in 2025.

General and Administrative (G&A) Expense

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G&A expense for the second quarter was $7.2 million, which included $2.5 million of stock-based compensation. These results compare to G&A expense in the second quarter of 2025 of $6.4 million, including $2.0 million of stock-based compensation.

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Cash G&A expense (after excluding stock-based compensation) for the second quarter was $4.8 million, representing 6.8% of cash rental income for the quarter, compared to $4.4 million of cash G&A in the second quarter of 2025 representing 6.9% of cash rental income.

Dividends

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FCPT declared a dividend of $0.3665 per common share for the second quarter of 2026.

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FCPT also announced the transition to monthly dividends and declared dividends for the months of July, August and September of $0.1222 per common share.

Real Estate Portfolio

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As of June 30, 2026, the Company’s rental portfolio consisted of 1,336 properties located in 48 states. The properties are 99.5% occupied (measured by square feet) under long-term, net leases with a weighted average remaining lease term of approximately 6.6 years.

Acquisitions

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During the second quarter, FCPT acquired 23 properties for a combined purchase price of $57.2 million at an initial weighted average cash yield of 6.8%, on rents in place as of June 30, 2026, or a 7.5% GAAP yield and a weighted average remaining lease term of 10.5 years. The properties were 64% auto service, 22% casual dining restaurants, and 14% medical retail by purchase price.

Dispositions

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During the second quarter ended June 30, 2026, FCPT did not sell any properties.

Liquidity and Capital Markets

Liquidity

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On June 30, 2026, FCPT had approximately $525 million of available liquidity including $25 million of cash and cash equivalents, $150 million of undrawn delayed draw term loans, and $350 million of capacity under the revolving credit facility.

Capital Raising

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During the second quarter, the Company did not sell shares of Common Stock via the at-the-market (ATM) program.

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Year-to-date through July 29, 2026, FCPT has not sold shares of Common Stock via the ATM program and no shares remain to be settled under existing forward sale agreements.

Credit Facilities and Unsecured Notes

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On June 30, 2026, FCPT had $1,265 million of outstanding debt, consisting of $640 million of term loans, $625 million of unsecured fixed rate notes and no outstanding revolver balance. FCPT’s leverage, as measured by the ratio of net debt to adjusted EBITDAre, was 5.2x at quarter-end.

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As previously announced on April 6, 2026, FCPT entered into a new $200 million senior unsecured delayed draw term loan facility with a group of lenders from its existing credit facility. The Term Loan Facility has a seven-year tenor and matures in April 2033. $50 million of the Term Loan Facility was drawn at close and was used to fund the Company’s immediate investment pipeline and other general corporate purposes. As of July 29, 2026, the remaining $150 million of the Term Loan Facility has been drawn. The Term Loan Facility contains a credit margin of 1.25% over SOFR as determined by FCPT’s current investment grade ratings of BBB/Baa3 (Fitch/Moody’s) on its senior unsecured debt.

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On July 28, 2026, FCPT entered into a Fifth Amended and Restated Revolving Credit and Term Loan Agreement with a group of existing and new lenders. The Credit Agreement increases the overall size of the facility from $940 million to $1.15 billion by entering into a new $400 million term loan that matures in August 2031. The Term Loan will be used, in part, to pay down $190 million of loans maturing in November 2026 and February 2027, while $210 million of incremental proceeds are expected to fund investments and other general corporate purposes. $360 million of term loans will be drawn at close, with the remaining balance expected to be drawn by the end of Q3 or early Q4 2026 to further support the Company's general corporate purposes and fund its investment pipeline. As part of this amendment, FCPT's lenders have agreed to improved credit margin spreads under the Credit Agreement. Based on FCPT’s current investment grade ratings of BBB/Baa3 (Fitch/Moody’s), FCPT's interest expense for the $800 million of term loans in the subject facility is SOFR + 0.90% and SOFR + 0.85% for revolver draws. Additionally, FCPT’s lenders agreed to extend the maturity of Tranche A-5 ($85 million) to March 2028 and provide an additional one-year extension option to the same tranche at the Company’s discretion, subject to certain conditions.

Conference Call Information

Company management will host a conference call and audio webcast on Thursday, July 30 at 12:00 p.m. Eastern Time to discuss the results.

Interested parties can listen to the call via the following:

Phone: 1 833 461 5787 (domestic toll free) or 1 585 542 9983 (international) with the meeting ID 641392493

Live webcast: https://events.q4inc.com/attendee/641392493

Replay: A conference call replay will be available for one year via the webcast

About FCPT

FCPT is a real estate investment trust primarily engaged in the ownership, acquisition and leasing of restaurant and retail properties. The Company seeks to grow its portfolio by acquiring additional real estate to lease, on a net basis, for use in the restaurant and retail industries. Additional information about FCPT can be found on the website at fcpt.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance, announced transactions, expectations regarding the making of distributions and the payment of dividends, and the effect of pandemics on the business operations of the Company and the Company’s tenants and their continued ability to pay rent in a timely manner or at all. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the Second Quarter 2026 operating results and other information on the Company are available on the investors relations section of FCPT’s website at investors.fcpt.com.

FCPT

Bill Lenehan, 415-965-8031
CEO
Patrick Wernig, 415-965-8038

CFO

Four Corners Property Trust

Consolidated Statements of Income

(Unaudited)

(In thousands, except share and per share data)

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands, except share data)

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

(1) Non-cash gain recognized for GAAP purposes on the exchange of nonfinancial assets related to real estate property

(2) Amount represents non-cash deferred income tax benefit recognized at the Kerrow Restaurant Business

(3) Assumes the issuance of common shares for OP units held by non-controlling interest